Exhibit 99.7

NOTICE OF GUARANTEED DELIVERY
for
SUBSCRIPTION RIGHTS CERTIFICATES
Issued by
SEVCON, INC.

This form, or one substantially equivalent to this form,  must be used to exercise subscription rights pursuant to the rights offering described in the prospectus (the “Prospectus”), of Sevcon, Inc., a Delaware corporation (the “Company”), if a holder of subscription rights cannot deliver the Subscription Rights Certificate(s) evidencing the subscription rights (the “Subscription Rights Certificate(s)”) to the subscription agent listed below (the “Subscription Agent”) at or before 5:00 p.m. New York City time on September 8, 2014 (as it may be extended or earlier terminated, the “Expiration Date”). The Notice of Guaranteed Delivery must be sent by overnight courier or mail to the Subscription Agent, and must be received by the Subscription Agent on or before 5:00 p.m. New York City time on the Expiration Date. See “Rights Offering—Guaranteed Delivery Procedures” in the Prospectus. Payment of $21.50 per whole share for each share of the Company’s Series A Preferred Stock, par value $0.10 per share (the “Series A Preferred”) subscribed for upon exercise of such subscription rights (the “Subscription Price”) must be received by the Subscription Agent in the manner specified in the Prospectus at or before 5:00 p.m. New York City time on the Expiration Date, even if the Subscription Rights Certificate evidencing such subscription rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Rights Certificate evidencing such subscription rights must be received by the Subscription Agent within three (3) business days after the date of execution of this Notice of Guaranteed Delivery.

The Subscription Agent is Broadridge Corporate Issuer Solutions, Inc.

Broadridge Corporate Issuer Solutions, Inc.
Attention: Reorganization Department
51 Mercedes Way
Edgewood, NY 11717

Telephone Number for Confirmation:
(855) 793-5068

Delivery of this instrument to an address other than the one above does not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Subscription Rights Certificate is required to be guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, due to special issuance or delivery instructions, such signature guarantee must appear in the applicable space provided in the signature box of the Subscription Rights Certificate.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of one or more Subscription Rights Certificates representing __________ subscription rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the basic subscription rights to subscribe for __________ shares of Series A Preferred with respect to the subscription rights represented by such Subscription Rights Certificate(s) and (ii) the over-subscription rights relating to such subscription rights, to the extent that shares of Series A Preferred that are not otherwise purchased pursuant to the exercise of basic subscription rights (the “Excess Shares”) are available therefore, for an aggregate of up to__________ Excess Shares, subject to availability and proration as described in the Prospectus.

The undersigned understands that payment of the Subscription Price for each share of Series A Preferred subscribed for pursuant to the basic subscription rights and the oversubscription rights must be received by the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date and represents that such payment, in the aggregate amount of $__________, either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith; or

☐	has been delivered separately to the Subscription Agent; and is or was delivered in the manner set forth below (check appropriate box below and complete information relating thereto):

☐	cashiers’s or certified check or bank draft payable to the Subscription Agent, drawn against a U.S. bank;
Date of check or draft: ___________________
Check or draft number: ___________________
Bank: _____________________________________

☐	wire transfer by a U.S. bank;
Date of wire transfer: ___________________
IMAT number: ___________________
Bank: _____________________________________

or

☐	postal, telegraphic or express money order payable to the Subscription Agent.
Date of order: ___________________
Identifying number: ___________________
Issuer: _____________________________________

Please type or print the following:

Name(s) of Shareholder(s):

Address(es):

Telephone(s):
(including area code)

Signature(s):

Names(s):
(please type or print)

Subscription Rights certificate Number(s):
(if available)

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE OF DELIVERY

(not to be used for Subscription Rights Certificate signature guarantee)

The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, hereby guarantees that within three business after the date set forth below, the undersigned will deliver to Broadridge Corporate Issuer Solutions, Inc. (the “Subscription Agent”) the Subscription Rights Certificates representing the subscription rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm	Authorized Signature

Address	Name

City, State, Zip Code	Title

Area Code and Telephone Number:

Date:

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.